UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: October 17, 2016
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.
On October 17, 2016, in connection with its decision to implement a roadmap for accelerating its profitable growth, increasing its return on invested capital and achieving its targeted net leverage ratio, as further described in the press release discussed in Item 8.01 below and attached to this report, KB Home (“Company”) committed to a plan to sell certain land parcels that were previously held for future development, rather than sell and build homes on the parcels as previously intended. The Company has elected to work to monetize these more than 20 land parcels (over 2,000 lots) as they no longer fit into its business plans. More specifically, these parcels include land in excess of near-term requirements; land where the Company now believes the necessary incremental investment in development is not justified; land located in areas outside of the Company’s served markets; and land entitled for certain product types that are not aligned with the Company’s primary offerings. The majority of these land parcels are located in the Company’s Southeast region. Actions required to complete the planned sales have been or will soon be initiated, with the objective of closing the transactions within one year. The cash proceeds from the land sales are expected to be re-deployed to reduce the Company’s debt or for investment in land parcels that are expected to be more productive.
In conjunction with its change in strategy with respect to these land parcels, the Company expects to classify the land parcels as land held for sale in its consolidated balance sheet as of November 30, 2016, and to recognize inventory impairment charges to reduce their carrying value to estimated fair value, less associated costs to sell. As a result, the Company anticipates its results for the 2016 fourth quarter will include non-cash, pretax inventory-related charges in the range of $30 million to $40 million. The estimated fair values of these land parcels were generally based on broker quotes, estimated future net cash flows discounted for inherent risk associated with each underlying asset, or similar information.
The Company does not anticipate these non-cash charges for inventory impairments will require any current or future cash outflows.
Item 8.01 Other Events
On October 19, 2016, the Company issued a press release regarding its 2016 Investor Conference. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release dated October 19, 2016 regarding KB Home’s 2016 Investor Conference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 19, 2016

KB Home

By:	/s/ Jeff J. Kaminski
Jeff J. Kaminski
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 19, 2016 regarding KB Home’s 2016 Investor Conference.